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                                                                 EXHIBIT  10.02d

                             AMENDMENT NO. 4 TO THE
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                MONRO MUFFLER BRAKE, INC. NON-EMPLOYEE DIRECTORS'
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                                STOCK OPTION PLAN
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                  AMENDMENT NO. 4 to the Monro Muffler Brake, Inc. Non-Employee
Directors' Stock Option Plan, dated as of this 12th day of June, 2002.

                  WHEREAS, Monro Muffler Brake, Inc. (the "Company") maintains the Monro Muffler Brake, Inc. Non-Employee Directors' Stock Option Plan (the "Plan") to secure for the Company the benefits of the incentive inherent in increased common stock ownership by members of the Company's Board of Directors (the "Board") who are not also employees of the Company or any of its subsidiaries;

                  WHEREAS, pursuant to section 7 of the Plan, the Stock Option Committee of the Board of Directors of the Company (the "Committee") may amend the Plan as it deems advisable, provided that such amendments of the Plan are made in compliance with Rule 16b-3 of the Securities Exchange Act of 1934, as amended;

                  WHEREAS, pursuant to section 7 of the Plan, amendments that materially increase the benefits accruing to Non-Employee Directors under the Plan are subject to the approval of the Company's shareholders; and

                  WHEREAS, the Committee desires to amend the Plan to permit participants to exercise their options following retirement until the termination of such option.

                  NOW, THEREFORE, pursuant to and in exercise of the authority retained by the Committee under Section 7 of the Plan, subject to ratification by the shareholders of the Company, the Plan is hereby amended, effective June 12, 2002, to provide as follows:

1.       Section 5(b) of the Plan is hereby amended to read as follows:

                  "TERMINATION OF TERM OF DIRECTORSHIP. Any Option shall be exercisable only during the holder's term as a director of the Company, except that an Option may be exercisable after (i) the death or disability, as defined in Section 22(e)(3) of the Internal Revenue Code of 1986, as amended (the "Code") ("Disability"), of a holder while a director of the Company at any time until the earlier to occur of (A) the one year anniversary of the date of death or Disability and (B) the termination of such Option pursuant to paragraph 4(d) above; and (ii) the retirement from the Board at the age of 65 or thereafter ("Retirement") of a holder while a director of the Company until the termination of such Option pursuant to paragraph 4(d) above."


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2.       The Plan, except as otherwise set forth herein, shall remain in full force and effect in all other respects.

                  IN WITNESS WHEREOF, the Company has caused this Amendment to be executed, to be effective as of the day and year first written above.



MONRO MUFFLER BRAKE, INC.
STOCK OPTION COMMITTEE



/s/ Frederick M. Danziger
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Frederick M. Danziger



/s/ Lionel B. Spiro
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Lionel B. Spiro